Exhibit 6.6

SECURED NOTE

$2,110,500.00	Date: October 18, 2024
San Diego County, California

Property Address:	1398 Seacoast Drive, Imperial Beach, California 91932

FOR VALUE RECEIVED, the undersigned, CalTier IB LLC, a California limited liability company (“Borrower”), whose address is 5965 Village Way Suite 105 - 142, San Diego, California 92130, hereby promises to pay to WOODY, LLC, a California limited liability company, or order (“Lender”), whose address is 1620 Monmouth Drive, San Diego, California 92109, the principal sum of Two Million One Hundred Ten Thousand Five Hundred and 00/100 Dollars ($2,110,500.00), together with interest on the entire Loan Amount of this Note, as follows:

1. Interest. Interest on the entire loan amount, including any Lender Retained Funds, will accrue from the date any proceeds have been distributed to or on behalf of the Borrower (the “Date of Advance”) at an annual rate equal to Twelve and 00/100 Percent (12%).

1.1. Computation of Internst. Interest on this Note is computed on a 30/360 basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the entire Loan Amount, multiplied by a month of 30 days. Interest for the odd days before the first full month and any partial month in which the loan is repaid in full is calculated on the basis of the actual days and a 360-day year and shall include the day of payoff. All interest payable under this Note is computed using this method.

2. Payment Obligations.

2.1. In General. Borrower will make a payment each month until the entire indebtedness evidenced by this Note and all accrued and unpaid principal, interest and other charges due hereunder have been paid in full. If Borrower still owes amounts under this Note on November 1, 2025 (the “Maturity Date”), Borrower will pay those amounts in full on that date. Payments due under the Note shall be made in U.S. currency. Lender may charge a non-sufficient funds fee, in Lender’s discretion, for each payment that is returned unpaid by the Borrower’s bank. This charge may be in addition to any other charges provided for herein. Further, if any check or other instrument received by Lender as payment under the Note or the Security Instrument is returned to Lender unpaid, Lender may require that any or all subsequent payments due under this Note and the Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer’s check or cashier’s check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; (d) Electronic Funds Transfer; or (e) wire. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.2. Interest-Only Payments. Interest-only payments shall be due and payable in consecutive monthly installments of Twenty-One Thousand One Hundred Five and 00/100 Dollars ($21,105.00) commencing with the first payment due on December 1, 2024 and continuing on the first day of every month thereafter for a period of twelve (12) consecutive months.

2.3. Balloon Payment. The payment schedule for this Loan requires that on the Maturity Date Borrower make a balloon payment of all unpaid principal, interest, charges, fees, costs and any other unpaid amounts due under the Loan Documents.

2.4. Delivery of Pavments. Payments shall be made to Lender at Lender’s address, which is provided in the Loan Agreement, or to another address if so designated by Lender.

2.5. Order of Application of Payments. Each payment under this Note shall be credited in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest thereon under any provision of this Note, the Loan Agreement, or the Security Instrument, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

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2.6. Other Terms. This Note is subject to the following additional terms as provided for in the Loan Agreement. See headings in Loan Agreement sections for applicability.

2.6.1. N/A.

3. Late Charge. Borrower acknowledges that default in the payment of any sum due under this Note will resultin losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower acknowledges and agrees that, if any payment due under this Note is not received by Lender within the later of (i) ten (10) days when due, or (ii) the minimum time past due required by Applicable Law, an amount equal to the lesser of (a) 10 cents ($0.10) for each dollar ($1.00) that is not paid when due, or (b) the maximum charge allowed under Applicable Law would be a reasonable estimate of expenses so incurred (the “Late Charge”). Without prejudicing or affecting any other rights or remedies of Lender, Borrower shall pay the Late Charge to Lender as liquidated damages to cover expenses incurred in handling such delinquent payment.

4. Default. On (a) Borrower’s failure to pay any installment or other sum due under this Note when due and payable (whether by extension, acceleration, or otherwise), (b) an Event of Default (as defined in the Loan Agreement), or (c) any breach of any other promise or obligation in this Note or in any other instrument now or hereafter securing the indebtedness evidenced by this Note, then, and in any such event, Lender may, at its option, declare this Note (including, without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date. Borrower expressly waives notice of the exercise of this option.

5. Prepayment.

5.1. Prepayment Premium. If Borrower prepays this Note in whole or in part before May 1, 2025, Borrower will pay a Prepayment Premium equal to the balance of the advance interest which would be due and payable to Lender up to May 1, 2025 (“Prepayment Premium”). After the Prepayment Premium period has elapsed, Borrower may prepay this Note in whole or in part at any time without paying a premium. All prepayments of principal on this Note shall be applied to the most remote principal installment or installments then unpaid.

5.2. Ability to Pay Prepayment. Borrower shall have no right to prepay and Lender shall have no duty to accept full or partial prepayment of this Note without Borrower giving Lender thirty (30) days prior written notice of his, her or its intention to prepay this Note. Said notice shall include the amount Borrower intends to repay. Borrower shall pay Lender the principal due under this Note together with (a) any Prepayment Premium contemplated in this Note and (b) any accrued but yet unpaid interest and fees.

5.3. Prepayment Waivers. BORROWER ACKNOWLEDGES AND AGREES THAT BORROWER HAS NO RIGHT TO PREPAY THIS NOTE EXCEPT AS PROVIDED IN THIS SECTION. BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT IF THE MATURITY DATE IS ACCELERATED BY LENDER PURSUANT TO THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, A JUNIOR LIEN LENDER OF THE PROPERTY), AND BORROWER OR ANY THIRD PERSON THEREAFTER SEEKS TO PAY OFF SUCH ACCELERATED INDEBTEDNESS OR PURCHASE THE PROPERTY AT A FORECLOSURE SALE (WHETHER JUDICIAL OR NON-JUDICIAL), SUCH PAYOFF OR PURCHASE SHALL CONSTITUTE A PREPAYMENT HEREUNDER AND THE PREPAYMENT PREMIUM SET FORTH ABOVE SHALL BE DUE IN THE EVENT PREPAYMENT OCCURS. BY INITIALING BELOW, BORROWER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT BORROWER SHALL PAY THE PREPAYMENT PREMIUM, EVEN IN THE CASE WHERE LENDER HAS ACCELERATED THE MATURITY DATE PURSUANT TO THE LOAN DOCUMENTS; THAT THE CALCULATION OF THE PREPAYMENT PREMIUM IS FAIR AND REASONABLE TO COMPENSATE LENDER FOR THE LOSS WHICH LENDER MAY INCUR AS A RESULT OF PREPAYMENT OF THIS NOTE; THAT BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE OR CLAIM TO HAVE UNDER CALIFORNIA LAW; AND THAT LENDER HAS MADE THE LOAN EVIDENCED BY THIS NOTE IN RELIANCE ON THE AGREEMENTS AND WAIVERS OF BORROWER IN THIS SECTION AND LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVERS.

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BORROWER’S INITIALS: ________________

6. Interest on Default. If Borrower is in default under the Loan Documents, then at the sole and absolute discretion of Lender and without notice or opportunity to cure, the entire Loan Amount shall immediately bear an annual interest rate equal to the lesser of (a) Eighteen and 00/100 Percent (18%); or (b) the maximum interest rate allowed by law (the “Default Rate”). The Loan shall accrue interest at the Default Rate only until all defaults are cured and the Loan is reinstated. Borrower acknowledges, understands and agrees that in connection with any default: (i) Lender’s risk of nonpayment of the Loan will be materially increased; (ii) Lender’s ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted; (iii) Lender may need to set aside funds in a loan loss reserve, repurchase the loan from a credit provider or otherwise impair their capital; (iv) Lender may be unable to raise additional funds from investors, credit facilities or other capital sources due to defaults in its portfolio; (v) the value of the Lender’s loan will materially decrease and may become unmarketable altogether; (vi) the value of Lender’s business enterprise will be reduced; (vii) Lender will incur additional costs and expenses arising from its loss of the use of the amounts due; (viii) the aforementioned list of risks, losses and damages is not exhaustive and Lender will suffer additional exposure to risk, losses and damages not specifically identified above; (ix) it is extremely difficult and impractical to determine such additional costs and expenses; (x) Lender is entitled to be compensated for such additional risks, costs, and expenses; and (xi) the increase to the Default Rate represents a fair and reasonable estimate of the additional risks, costs, and expenses Lender will incur by reason of Borrower’s default and the additional compensation Lender is entitled to receive for the harms incurred by Lender due to Borrower’s default. Interest at the Default Rate shall be payable by Borrower without prejudice to the rights of Lender to collect any other amounts to be paid under this Note (including, without limitation, late charges), the Loan Agreement, or the Security Instrument.

7. Interest on Interest. If any interest payment under this Note is not paid when due, the unpaid interest shall be added to the principal of this Note, shall become and be treated as principal, and shall thereafter bear like interest.

8. Due-on-Sale. If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower’s interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or (b) if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent, or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Real Property Collateral (other than a Permitted Encumbrance) without Lender’s express prior written consent thereto, which consent may be withheld in Lender’s sole and absolute discretion, then Lender, at

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Lender’s option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

9. Waiver. Borrower, endorsers, and all other persons liable or to become liable on this Note waive diligence, presentment, protest and demand, and also notice of protest, demand, nonpayment, dishonor and maturity and consents to any extension of the time or terms of payment hereof, any and all renewals or extensions of the terms hereof, any release of all or any part of the security given for this Note, any acceptance of additional security of any kind and any release of any party liable under this Note. Any such renewals or extensions may be made without notice to Borrower.

10. Notice. Any notice required to be provided in this Note shall be given in accordance with the notice requirements provided in the Loan Agreement.

11. Assignment. This Note is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Note. The terms of this Note shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower’s interest under this Note cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or the consent of Borrower.

12. Usury. All agreements between Borrower and Lender are expressly limited, so that in no event or contingency, whether because of the advancement of the proceeds of this Note, acceleration of maturity of the Loan, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or retention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision of this Note, or the Loan Documents, after timely performance of such provision is due, shall involve exceeding the limit of validity prescribed by law that a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Lender shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to reduce the unpaid principal balance under this Note and not to pay interest, or, if such excessive interest exceeds the unpaid principal balance under this Note, such excess shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.

13. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents (as defined in the Loan Agreement).

14. Loan Agreement. This Note is also secured by and is subject to the provisions of that certain Loan and Security Agreement of even date herewith (the “Loan Agreement”) between Borrower and Lender, and all Collateral referenced and incorporated in the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Note, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

15. Counterparts. This Note may be signed in one or more counterparts, each of which shall be deemed an original. This Note shall be deemed fully executed and effective when all parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

This Agreement May be Executed in Counter-Parts.

[Signatures Follow]

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BORROWER:

CalTier IB LLC, a California limited liability company

By:	CalTier Fund I, LP, a Delaware limited partnership, Its Manager

	By:	CalTier, Inc., a Delaware corporation, Its General Partner

		By:	/s/ Matthew D. Belcher
Matthew D. Belcher, President

		By:	/s/ Travis C. Hook
Travis C. Hook, Secretary

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